UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 19, 2026, VisionWave Holdings, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Standby Equity Purchase Agreement, dated as of July 25, 2025 (the “SEPA”), by and between the Company and YA II PN, Ltd. (the “Investor”).

Pursuant to the SEPA, the Company has the right to issue and sell to the Investor, from time to time, up to $50 million of the Company’s common stock, par value $0.01 per share (the “Common Stock”). In connection with the SEPA, the Company issued to the Investor two convertible promissory notes (the “Promissory Notes”) in the aggregate original principal amount of $5,000,000, with the first note in the principal amount of $3,000,000 issued on July 25, 2025, and the second note in the principal amount of $2,000,000 issued on September 11, 2025.

The Amendment amends the SEPA to, among other things:

(i) remove the Investor’s ability to deliver Investor Notices, which previously allowed the Investor to require the Company to issue and sell shares of Common Stock to the Investor in offset of amounts outstanding under the Promissory Notes;

(ii) modify the conditions under which an Amortization Event (as defined in the Promissory Notes) may occur, providing that no Amortization Event shall be deemed to have occurred due to a Registration Event (as defined in the Promissory Notes) prior to July 15, 2026 (the “Rule 144 Date”), and after the Rule 144 Date, no such Amortization Event shall occur so long as the Company remains current on its filings with the Securities and Exchange Commission (the “SEC”) and the Investor is able to rely on Rule 144 under the Securities Act of 1933, as amended, to resell shares of Common Stock issuable under the Promissory Notes;

(iii) cancel the Investor’s obligation to fund an additional $2,000,000 in principal amount to the Company as set forth in a letter agreement dated September 11, 2025, between the Company and the Investor (provided that subsequent fundings on the same or different terms may be mutually agreed by the parties in the future and documented in writing); and (iv) require the Company to use its best efforts to promptly respond to comments from the staff of the SEC regarding the Company’s initial Registration Statement on Form S-1 (File No. 333-289952) and seek effectiveness of such Registration Statement as soon as reasonably practicable.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the SEPA, as amended by the Amendment, showing the changes effected by the Amendment, is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. For a more detailed description of the SEPA, please refer to the Company’s Registration Statement on Form S-1/A filed with the SEC on September 10, 2025.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to the Standby Equity Purchase Agreement, dated as of January 19, 2026, by and between VisionWave Holdings, Inc. and YA II PN, Ltd.
10.2	Standby Equity Purchase Agreement, dated as of July 25, 2025, by and between VisionWave Holdings, Inc. and YA II PN, Ltd., as amended by Amendment No. 1 dated as of January 19, 2026 (redlined to show changes).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2026

VisionWave Holdings, Inc.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Interim Chief Executive Officer